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                                                                    EXHIBIT 23.2

                          CONSENT OF PRICE WATERHOUSE

We hereby consent to the incorporation by reference in this Form 8-K/A of United States Filter Corporation of our report dated September 25, 1997 relating to the consolidated balance sheets of Memtec Limited at June 30, 1997 and 1996 and the related consolidated statements of income, cash flows and of shareholder's equity for each of the three years in the period ended June 30, 1997, which appears on page F-2 of the Form 8-K/A of United States Filter Corporation dated February 6, 1998.


                                            /s/ PRICE WATERHOUSE
                                            Price Waterhouse

Sydney
March 4, 1998